SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 16, 2005
(Date of earliest event reported)

MARINEMAX, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-14173

Delaware (State or other jurisdiction of incorporation or organization)	59-3496957 (IRS Employer Identification Number)

18167 U.S. Highway 19 North, Suite 300 Clearwater, Florida (Address of principal executive offices)	33764 (ZIP Code)

(727) 531-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MARINEMAX, INC.

FORM 8-K

CURRENT REPORT

Item 8.01. Other Events.

On February 17, 2005, MarineMax, Inc., a Delaware corporation (the “Company”) announced the pricing of the public offering by the Company of 1,000,000 shares of its common stock and by a certain stockholder of 1,861,200 shares of common stock at $32.75 per share. The selling stockholder is BCMM Holdings, Inc., a wholly owned subsidiary of Brunswick Corporation, the Company’s largest supplier of recreational boats and yachts. The offering is scheduled to close on or about February 23, 2005.

The sale of shares was registered pursuant to a Registration Statement on Form S-3 (Reg. No. 333-122091) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) on January 18, 2005 and declared effective by the Commission on January 25, 2005.

A copy of the form of Underwriting Agreement among the Company, the selling stockholder, J.P. Morgan Securities Inc., and Raymond James & Associates, Inc., is being filed with this Current Report on Form 8-K as Exhibit 1.1.

In addition, the Company is filing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the press release issued February 17, 2005 announcing the sale by the Company and the selling stockholder to the underwriters of 2,861,200 shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.

99.1	Press release from MarineMax, Inc. dated February 17, 2005 entitled “MarineMax Announces Pricing of Common Stock Offering.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005	MARINEMAX, INC.

By: /s/ Michael H. McLamb

Michael H. McLamb Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.

99.1	Press release from MarineMax, Inc. dated February 17, 2005 entitled “MarineMax Announces Pricing of Common Stock Offering.”